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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-77132, 333-96205 and 333-53086 of IGEN International, Inc. on Form S-8 dated March 31,1994, Form S-3 dated February 4, 2000 and Form S-3 dated January 10. 2001, respectively, of our report dated May 15, 2001 (June 20, 2001 as to Note 4 of Notes to the Consolidated Financial Statements) appearing in this Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 2001.



DELOITTE & TOUCHE LLP

McLean, Virginia
June 28, 2001